Exhibit 10.1

[Execution]

AMENDMENT NO. 4 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of November 20, 2024 is by and among Siena Lending Group LLC (“Lender”) and TransAct Technologies Incorporated, a Delaware corporation (“Borrower”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.       Lender and Borrower have previously entered into that certain Loan and Security Agreement dated as of March 13, 2020, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 21, 2021 (“Amendment No. 1”), Amendment No. 2 to Loan and Security Agreement, dated as of July 19, 2022 (the “Amendment No. 2”), and that certain letter amendment, dated May 1, 2023 (the “Amendment No. 3”) (as so amended and as may be further amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.

B.       Borrower has requested that Lender amend certain terms and conditions of the Loan Agreement as set forth herein.

C.       Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)       Section 4.7. The third sentence in Section 4.7 of the Loan Agreement is amended and restated in its entirety to read as follows:

Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,200 per person per day, plus out-of-pocket expenses; provided, that Lender shall conduct such field inspections and examinations no more frequently than once per Fiscal Quarter and Borrowers shall not be obligated to pay more than $20,000 per Fiscal Year for costs and expenses relating to field examinations; provided further, however, that the foregoing limitations on the frequency of and on Borrowers’ obligation to pay for costs and expenses relating to field inspections and examinations shall not apply to costs and expenses incurred in connection with (i) the field examination conducted prior to the Closing Date, (ii) any field examination conducted in connection with a Permitted Acquisition, or (iii) any field examination commenced while an Event of Default exists.

(b)       Schedule A. Section 6 of Schedule A to the Loan and Security Agreement is amended and restated in its entirety to read as follows:

6.        Scheduled Maturity Date: March 31, 2027

(c)       Schedule B. Schedule B to the Loan Agreement is amended by the addition, in alphabetical order, or by the amendment and restatement, as applicable, of the following definitions to read in their entirety as follows:

“Amendment No. 4” means Amendment No. 4 to Loan and Security Agreement dated as of November 20, 2024.

“Amendment No. 4 Effective Date” means November 20, 2024.

“Fee Letter” means that certain Second Amended and Restated Fee Letter, dated as of the Amendment No. 4 Effective Date, between Borrower and Lender, amending and restating the Amended and Restated Fee Letter.

2.       Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Lender, of the following conditions.

(a)       Amendment. Lender shall have received this Amendment, duly executed by the Borrower in a sufficient number of counterparts for distribution to all parties.

(b)       Fee Letter. Lender shall have received the Fee Letter, duly executed by the Borrower and dated as of the Amendment No. 4 Effective Date.

(c)       Secretary Certificate. Lender shall have received a Certificate of Secretary of Borrower (i) attesting to the resolutions of Borrower’s board of directors authorizing its execution, delivery, and performance of this Amendment, the Fee Letter and any and all documents, instruments, writings and agreements relating to this Amendment and the Fee Letter, (ii) certifying that the organizational documents of Borrower, which were certified and delivered to the pursuant to the Certificate of Secretary of Borrower dated March 13, 2020, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) setting forth the sample signatures of each of the officers and agents of Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of Borrower.

(d)       Information Certificate. Lender shall have received an updated Information Certificate.

(e)       Fees and Expenses. Payment of any and all fees, costs and expenses required to be paid on the Amendment No. 4 Effective Date as set forth in the Fee Letter.

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(f)       Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Lender.

3.       Post-Closing Conditions. Within forty-five (45) days following the Amendment No. 4 Effective Date, Borrower shall deliver to Lender a current Certificate of Good Standing or Certificate of Status issued by the Secretary of State of Nevada certifying that the Borrower is in good standing and in compliance with all applicable organizational requirements.

4.       Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)       Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)       Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and is in full force and effect.

(c)       Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)       Due Execution. The execution, delivery and performance of this Amendment have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)       No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5.       Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

6.       Counterparts; Facsimile or Electronic Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile, email or other form of electronic transmission (including, without limitation, DocuSign) shall be deemed to be an original signature hereto.

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7.       Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

8.       Reference to and Effect on the other Loan Documents.

(a)       This Amendment is a Loan Document. Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)       Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower and Lender.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)       To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.       Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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10.       Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under applicable law, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Name: Steven A. DeMartino
Its: President, Chief Financial Officer, Treasurer and Secretary

Amendment No. 4 to Loan and Security Agreement

LENDER:

SIENA LENDING GROUP LLC,

By:	/s/ Steven Sanicola
Name: Steven Sanicola
Title: Authorized Signatory

By:	/s/ Keith Holler
Name: Keith Holler
Title: Authorized Signatory

Amendment No. 4 to Loan and Security Agreement